AGREEMENT


         This Agreement, made and entered into as of the 20th day of June, 1998, by and between the Parties:

1. R-BIOPHARM GmbH, having its registered office in Darmstadt, Germany, hereinafter referred to as: "R-BIOPHARM",

2. TEPUAL S.A. and CENTRO DE ESTUDIOS CIENTIFICOS DE SANTIAGO ("CECS"), having its registered seat in Santiago, Chile, hereinafter referred to as:
"TEPUAL/CECS").

Preamble

         TEPUAL/CECS more specifically TEPUAL S.A./CECS, has developed antibodies against neoSTX and GTXs (Licensed Product) and has offered to license/sell all related rights and their use to R-BIOPHARM. R-BIOPHARM will develop and PSP ELISA Test Kit and produce this kit.

         R-BIOPHARM is interested in obtaining all transferable rights concerning the Licensed Products from TEPUAL/CECS in order to manufacture and to distribute the PSP ELISA Test under the R-BIOPHARM trade mark "RIDASCREEN", co-exclusively, where and how R-BIOPHARM sees fit, bearing the sole responsibility thereof.

         Now, therefore, the Parties agree as follows:

1.       Licensed Product

         1.1 TEPUAL/CECS sells to R-BIOPHARM and R-BIOPHARM buys from TEPUAL/CECS all transferable rights to use, manufacture and distribute the Licensed Product freely, indicating that these antibodies were developed by TEPUAL/CECS.

                  TEPUAL/CECS has informed R-BIOPHARM that TEPUAL/CECS is entitled to sell these rights related to the Licensed Product.

         1.2 TEPUAL/CECS further agrees to supply R-BIOPHARM with antibodies of the Licensed Product on a continuous basis according to the demand and forecast of R- BIOPHARM for the manufacture of the test.

         1.3 As remuneration for the transfer of the rights, indent know-how and the supply of fey materials (as outlined above), R-BIOPHARM will pay TEPUAL/CECS 12.5% of the net sales turnover of the Licensed Product for the period of ten
(10) years counted from the execution of this Agreement.

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                  Net sales turnover shall mean the proceeds from the sale of the Licensed Product after deduction of all costs (e.g. for packaging, freight, insurance, commission, etc. contained in the invoice price) and any rebate given to customers, even where such rebates are granted in retrospect.

                  R-BIOPHARM agrees to identify TEPUAL/CECS in kits, or in any promotional or other materials to be disseminated to the public or to use the name of TEPUAL/CECS but having obtained TEPUAL/CECS's prior written consent.

2.       Payments

         2.1 R-BIOPHARM will calculate the remuneration pursuant 1.3 semester and transfer the amount due to TEPUAL/CECS to its account.

         2.2 The remuneration according to 1.3 shall include such improvements of the Licensed Product as may be effected by TEPUAL/CECS and offered to R-BIOPHARM. In case R-BIOPHARM initiates or suggests improvements of the Licensed Product by TEPUAL/CECS, the Parties shall agree on a possible joint development up to marketability. In accordance with the actual development costs incurred the Parties will determine possible changes in the remuneration pursuant to 1.3 in order to reach a mutually acceptable solution. Until the end of such negotiations concerning a change R- BIOPHARM shall continue to pay the original rate of remuneration for the Licensed Product.

         2.3 R-BIOPHARM agrees to pay at the start of each year of this Agreement a minimum annual advance on earned royalties. The minimum annual advance shall be US$5,000 (five thousand dollars) for 1999 and US$15,000 (fifteen thousand dollars) for each following year of this Agreement. The advance royalty payments are non-refundable but they are creditable against earned royalties.

3.       Exclusivity

         TEPUAL/CECS offers R-BIOPHARM the exclusive option to an exclusive supply of key materials for an ELISA test, and to an exclusive distributorship for the Licensed Product of TEPUAL/CECS for the world.

4.       Product Liability

         R-BIOPHARM shall be responsible for the quality of the Licensed Product market by R-BIOPHARM and shall have the sole authority to release the Licensed Product for commercialization. To the extent key materials or finished test kits supplied by TEPUAL/CECS are found to be faulty, TEPUAL/CECS shall be obliged to replace such faulty material with faultless ones. Any further liability of TEPUAL/CECS shall be excluded

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to the extent permissible by law. However, R-BIOPHARM exclusivity will not be effective if R-BIOPHARM does not get, at least, 50% of the estimated sales at the end of year 2.

5.       Governing Law and Arbitration

         This Agreement shall be governed by Chilean law. Disputes related to or arising out of this Agreement shall be settled by amicable discussions between the Parties. In case any possible differences of opinion cannot be settled amicably, only the regular courts of justice competent according to the rules of international private law only will be competent for the claims, provided that both Parties do not arrange expressly for a court of arbitration.

         If the Parties arrange for a court of arbitration, either Party shall have the right to appoint one arbitrator and the decision of that court shall be definitive and incontestable for both Parties.

R-BIOPHARM, Darmstadt                             TEPUAL, Santiago

Signature:   /s/ Ralf Dreher                      Signature:   /s/ Max Rutman
          -----------------------                           --------------------
Name: Dr. Ralf Dreher                             Name: Max Rutman S.
          -----------------------                           --------------------
Function: General Manager                         Function: General Manager
          -----------------------                           --------------------
Date: June 30, 1998                               Date: June 25, 1998
          -----------------------                           --------------------


                                                  CECS, Santiago

                                                  Signature: /s/ Ramon Latorre
                                                            --------------------
                                                  Name: Ramon Latorre
                                                            --------------------
                                                  Function: General Manager
                                                            --------------------
                                                  Date:  June 21, 1998
                                                            --------------------


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